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November 18, 2021

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Re:    Sun Communities, Inc. – Registration Statement on Form S-3
(File No: 333-255020) (the “Registration Statement”)
Ladies and Gentlemen:
We have acted as special Maryland counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), in connection with the issuance by the Company of up to 4,025,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), inclusive of 525,000 shares of Common Stock pursuant to the underwriters’ full exercise of a 30-day option granted to them to purchase additional shares of common stock, pursuant to the above-referenced Registration Statement filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The Shares are to be issued by the Company pursuant to, and in accordance with the terms and conditions of, (i) the underwriting agreement, dated November 15, 2021 (the “Underwriting Agreement”), among the Company, Sun Communities Operating Limited Partnership, a Michigan limited partnership of which the Company acts as the general partner, Citigroup Global Markets, Inc., in its capacity as the agent for Citibank, N.A. (the “Forward Counterparty”) (in such agency capacity as seller of Common Stock, the “Forward Seller”), and Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule II to the Underwriting Agreement (collectively, the “Underwriters”), (ii) the forward sale agreement, dated November 15, 2021, between the Company and the Forward Counterparty, relating to the forward sale by the Company (the “Initial Forward Sale Agreement”), as described therein, and (iii) the forward sale agreement, dated November 16, 2021, between the Company and the Forward Counterparty, as contemplated by Section 2(b) of the Underwriting Agreement (together with the Initial Forward Sale Agreement, the “Forward Sale Agreements” and each a “Forward Sale Agreement”). The Registration Statement includes a prospectus dated April 2, 2021, and a prospectus supplement (the “Prospectus Supplement”) filed with the Commission on November 16, 2021 (collectively, the “Prospectus”), to be furnished to potential purchasers of the Shares and/or shares of Common Stock that the Forward Seller or its affiliates will borrow from third parties and sell to the Underwriters (the “Offering”). We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

Sun Communities, Inc.
November 18, 2021

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
A.the Registration Statement, including the Prospectus;
B.the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Charter Documents”);
C.the Third Amended and Restated Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Chief Financial Officer and Secretary of the Company (the “Bylaws”);
D.the Underwriting Agreement and the Forward Sale Agreements;
E.certain minutes of meetings of and/or resolutions adopted by the Board of Directors of the Company (the “Board Resolutions”) and the Public Offering Pricing Committee thereof regarding the Offering, the Underwriting Agreement, the Forward Sale Agreements, and the filing of the Prospectus Supplement (collectively, the “Resolutions”);
F.a certificate of the Company regarding certain matters related to the Underwriting Agreement, the Forward Sale Agreements, the issuance and sale of the Shares, the Registration Statement, and the filing of the Prospectus Supplement (the “Certificate”);
G.a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated November 17, 2021, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”); and
H.such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.
In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has

Sun Communities, Inc.
November 18, 2021

been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons.

We have also assumed that: (i) the Resolutions and the actions reflected therein authorizing the Company to issue, offer, and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company; (ii) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of any Shares thereunder; (iii) at the time of the issuance of any Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (iv) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter Documents; (v) upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (vi) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued; (vii) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (viii) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and, based solely on the Good Standing Certificate, is in good standing with SDAT as of the date of the Good Standing Certificate, and (ii) the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered by the Company to the Underwriters and/or the Forward Counterparty in accordance with the terms of the Underwriting Agreement and/or the Forward Sale Agreements in exchange for payment therefor in accordance with the Resolutions, the

Sun Communities, Inc.
November 18, 2021

Underwriting Agreement, and/or the Forward Sale Agreements, as applicable, will be validly issued, fully paid, and nonassessable.

The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinions expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions are limited to the matters set forth herein, and no other opinions should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the filing of the Prospectus Supplement, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
Corporation

By: /s/ Kenneth B. Abel
    Kenneth B. Abel
Authorized Representative